Exhibit 99(b)

                           FIRST MERCHANTS CORPORATION
                             200 East Jackson Street
                                  P.O. Box 792
                              Muncie, Indiana 47305


               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints _________________________________, and each of them, proxies of the undersigned, with full power of substitution and re-substitution, to represent and vote all shares of common stock of First Merchants Corporation which the undersigned would be entitled to vote at the special meeting of shareholders of First Merchants Corporation to be held at First Merchants Corporation's principal office, located at 200 East Jackson Street, Muncie, Indiana, on ___________, ________ ___, 2002, at _:__ _.m. local time, and at any adjournment thereof, with all of the powers the undersigned would possess if personally present, as set forth below.

The Board of Directors of First Merchants Corporation recommends a vote FOR approval of the Agreement of Reorganization and Merger dated October 14, 2001, by and between First Merchants Corporation and Lafayette Bancorporation pursuant to which Lafayette Bancorporation will merge with and into First Merchants Corporation, and Lafayette Bank and Trust Company will become a wholly-owned subsidiary of First Merchants Corporation.

     1.   Approval of the Agreement of Reorganization and Merger:

          ________ FOR         _______ AGAINST         ________ ABSTAIN

     2. In their discretion, on such other matters as may properly be presented at the special meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT OF REORGANIZATION AND MERGER. ON ANY OTHER MATTERS THAT MAY PROPERLY BE PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF FIRST MERCHANTS CORPORATION.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

Dated: ______________, 2002.

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                                    (SIGNATURE OF SHAREHOLDER)


                                    ------------------------------------------
                                    (SIGNATURE OF SHAREHOLDER)

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. TRUSTEES AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN.

                                  Ex. 99(b)-1